Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

January 2010 Performance Update

The Frontier Fund Supplement Dated February 9, 2010 to Prospectus Dated January 28, 2010

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

January performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	January 31, 2010	January 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	-5.56%	-5.56%	$111.94
Balanced Series-1a	-5.62%	-5.62%	$ 99.57
Campbell/Graham/Tiverton Series-1	-5.29%	-5.29%	$ 99.11
Currency Series-1	-1.19%	-1.19%	$ 77.07
Long/Short Commodity Series-1	-5.22%	-5.22%	$107.83
Winton/Graham Series-1	-7.00%	-7.00%	$102.35
Winton Series-1	-3.27%	-3.27%	$113.72
Long Only Commodity Series-1	-6.38%	-6.38%	$ 78.25
Managed Futures Index Series-1	1.24%	1.24%	$113.93

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of January 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(17,146,182.25)
Unrealized trading gain/(loss)			2,546,195.02
Less: commissions			(353,479.51)
Less: FCM fees			(90,501.25)
Foreign currency gain/(loss)			31,831.45
Interest income			44,372.72

Total Income			(14,967,763.82)

EXPENSES

Management fees			32,142.48
Incentive fees			200,846.48
Broker service fees			670,819.64

Total Expenses			903,808.60

Net Income (Loss)			$(15,871,572.42)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,412,953.02611	$286,024,307.42	118.54
Current month additions	545.06601	63,942.75
Current month redemptions	(11,582.91851)	(1,345,016.26)
Net Income (loss) for current month		(15,871,572.42)

Net Asset Value, end of current month	2,401,915.17361	$268,871,661.49	111.94

	Monthly rate of return		-5.57%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(544,737.70)
Unrealized trading gain/(loss)			79,189.92
Less: commissions			(11,291.61)
Less: FCM fees			(2,890.50)
Foreign currency gain/(loss)			1,015.68
Interest income			9,596.69

Total Income			(469,117.52)

EXPENSES

Trading Fee			13,421.51
Management fees			1,049.66
Incentive fees			6,403.05
Broker service fees			21,431.91

Total Expenses			42,306.13

Net Income (Loss)			$(511,423.65)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	86,734.19985	$9,150,114.22	105.50
Current month additions	13.16286	1,373.84
Current month redemptions	(895.76593)	(92,068.71)
Net Income (loss) for current month		(511,423.65)

Net Asset Value, end of current month	85,851.59678	$8,547,995.70	99.57

	Monthly rate of return		-5.62%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,390,239.56)
Unrealized trading gain/(loss)			(1,890,242.71)
Less: commissions			(26,771.85)
Less: FCM fees			(27,011.65)
Foreign currency gain/(loss)			588.50
Interest income			311.57

Total Income			(3,333,365.70)

EXPENSES

Management fees			166,332.27
Incentive fees			(66.87)
Broker service fees			163,644.56

Total Expenses			329,909.96

Net Income (Loss)			$(3,663,275.66)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	663,630.87394	$69,447,365.96	104.65
Current month additions	201.92154	21,112.21
Current month redemptions	(3,541.01126)	(364,553.87)
Net Income (loss) for current month		(3,663,275.66)

Net Asset Value, end of current month	660,291.78422	$65,440,648.64	99.11

	Monthly rate of return		-5.30%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$7,117.67
Unrealized trading gain/(loss)			(78,678.51)
Less: FCM fees			(3,096.71)
Interest income			4,318.08

Total Income			(70,339.47)

EXPENSES

Management fees			4,578.57
Incentive fees			(11.01)
Broker service fees			18,874.15

Total Expenses			23,441.71

Net Income (Loss)			$(93,781.18)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	101,721.85896	$7,934,364.18	78.00
Current month additions	76.91940	5,989.18
Current month redemptions	(690.78086)	(53,841.52)
Net Income (loss) for current month		(93,781.18)

Net Asset Value, end of current month	101,107.99750	$7,792,730.66	77.07

	Monthly rate of return		-1.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(4,511,647.51)
Unrealized trading gain/(loss)			2,448,665.23
Less: commissions			(58,517.22)
Less: FCM fees			(17,884.24)
Foreign currency gain/(loss)			289.83
Interest income			54,341.97

Total Income			(2,084,751.94)

EXPENSES

Management fees			181,748.89
Incentive fees			3,790.11
Broker service fees			108,488.67

Total Expenses			294,027.67

Net Income (Loss)			$(2,378,779.61)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	402,206.22312	$45,759,224.12	113.77
Current month additions	109.72160	12,563.67
Current month redemptions	(2,077.25557)	(233,850.71)
Net Income (loss) for current month		(2,378,779.61)

Net Asset Value, end of current month	400,238.68915	$43,159,157.47	107.83

	Monthly rate of return		-5.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,211,169.34)
Unrealized trading gain/(loss)			(1,877,232.19)
Less: commissions			(18,681.17)
Less: FCM fees			(18,741.06)
Foreign currency gain/(loss)			408.43
Interest income			18,880.98

Total Income			(3,106,534.35)

EXPENSES

Management fees			120,988.10
Incentive fees			(133.84)
Broker service fees			113,340.41

Total Expenses			234,194.67

Net Income (Loss)			$(3,340,729.02)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	437,653.10524	$48,168,395.36	110.06
Current month additions	120.57821	13,308.57
Current month redemptions	(4,117.42343)	(454,193.94)
Net Income (loss) for current month		(3,340,729.02)

Net Asset Value, end of current month	433,656.26002	$44,386,780.97	102.35

	Monthly rate of return		-7.00%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(87,045.93)
Unrealized trading gain/(loss)			(1,247,392.30)
Less: commissions			(3,969.93)
Less: FCM fees			(18,953.69)
Foreign currency gain/(loss)			(1,454.92)
Interest income			13,121.96

Total Income			(1,345,694.81)

EXPENSES

Management fees			98,888.87
Incentive fees			—
Broker service fees			115,225.27

Total Expenses			214,114.14

Net Income (Loss)			$(1,559,808.95)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	409,951.33056	$48,198,317.38	117.57
Current month additions	190.31892	22,789.38
Current month redemptions	(5,466.11580)	(640,458.27)
Net Income (loss) for current month		(1,559,808.95)

Net Asset Value, end of current month	404,675.53368	$46,020,839.54	113.72

	Monthly rate of return		-3.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(235,592.16)
Unrealized trading gain/(loss)			6,514.01
Less: commissions			—
Less: FCM fees			(1,434.69)
Foreign currency gain/(loss)			—
Interest income			5,941.18

Total Income			(224,571.66)

EXPENSES

Management fees			3,726.41
Incentive fees			—
Broker service fees			5,832.14

Total Expenses			9,558.55

Net Income (Loss)			$(234,130.21)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	44,404.51835	$3,711,581.04	83.59
Current month additions	0.96585	80.12
Current month redemptions	(1,086.74299)	(87,734.82)
Net Income (loss) for current month		(234,130.21)

Net Asset Value, end of current month	43,318.74121	$3,389,796.13	78.25

	Monthly rate of return		-6.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(29,776.39)
Unrealized trading gain/(loss)			56,783.08
Less: commissions			(469.07)
Less: FCM fees			(713.78)
Foreign currency gain/(loss)			(331.45)
Interest income			2,556.49

Total Income			28,048.88

EXPENSES

Management fees			3,193.62
Incentive fees			—
Broker service fees			2,874.56

Total Expenses			6,068.18

Net Income (Loss)			$21,980.70

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,274.25179	$1,831,435.06	112.54
Current month additions	—	—
Current month redemptions	(450.01417)	(50,578.63)
Net Income (loss) for current month		21,980.70

Net Asset Value, end of current month	15,824.23762	$1,802,837.13	113.93

	Monthly rate of return		1.23%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1